PERFORMANCE SHARE AWARD AGREEMENT

                    AEP SYSTEM 2000 LONG-TERM INCENTIVE PLAN
                    ----------------------------------------


                                  (Proper Name)


This award agreement is being furnished to you as a participant in the American Electric Power System 2000 Long-Term Incentive Plan.

(Proper Name) is hereby granted the number of performance shares listed below:


     Performance and Vesting Period                 Performance Shares
     ------------------------------                 ------------------

     January 1, 2005 - January 1, 2008


Performance Shares
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These performance shares entitle you to award payments in shares or dollars only to the extent that there is a positive performance score for the performance period and the performance shares vest. Each performance share is equal in value to one share of common stock of the Company and will entitle you to dividend credits equivalent in value to those declared and paid on a share of common stock. Performance shares have no voting rights.

At the end of the performance and vesting period the number of performance shares you hold with respect to this performance period will be multiplied by the award score for this performance period. The resulting number of performance shares will vest, subject to your continuous AEP employment through the end of the performance and vesting period. Vested performance shares will be paid to you; or deferred, if you have made a valid deferral election; unless they are needed to satisfy a stock ownership requirement, in which case they will be mandatorily deferred into phantom stock units.

Dividend Credits
----------------

Dividend credits are awarded in additional performance shares. The number of additional performance shares awarded due to dividends will be calculated using the closing price of AEP common stock on the dividend payment date. These additional performance shares will be subject to the same performance measures and vesting requirements as the original underlying performance shares on which they were awarded.

Performance Measure
-------------------

The performance score for the 3 year performance period will be determined by a 50/50 blend of the percentile of AEP's total shareholder return (TSR) relative to the S&P Electric Utilities and the 3 year average total earnings per share
(EPS) versus the target approved by the Human Resources Committee of the AEP Board of Directors. The HR committee may, at its sole discretion, reduce the number of performance shares otherwise earned for such performance period.

Award Score
-----------

The award score for the January 1, 2005 - January 1, 2008 performance period is based on the average results of the two performance measures - EPS and TSR. The award score can range from 0% to 200%.

Vesting Period
--------------
All performance shares held with respect to the January 1, 2005 - January 1, 2008 performance period will vest on January 1, 2008 (the Vesting Date), subject to your continuous AEP employment through this date.

Payment of Earned Performance Share Awards
------------------------------------------

Upon the conclusion of the vesting period, if you have not met your equivalent stock ownership target, all earned performance shares shall be deferred into phantom stock units "Career Shares" to be held until your employment with the Company terminates. Once you have attained your equivalent stock ownership target, earned performance shares shall be:

 o Paid in cash or AEP common stock to you (or to your beneficiary or estate in the event of your death); or
 o Deferred, if you make a timely deferral election pursuant to the AEP System Incentive Compensation Deferral Plan (ICDP).

Termination of Employment Due to Death, Retirement or as the Result of a Restructuring, Consolidation and/or Downsizing
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In the event of termination of
employment, prior to the end of the vesting period but after June 30, 2005 for one or more of the above reasons, a prorated portion of your performance shares will continue to remain outstanding and will vest on the Vesting Date and the remainder of your performance shares will be canceled. The prorated portion that will remain outstanding will equal the number of whole months from 1/1/05 through your termination date (e.g. a 12/31/05 retirement would be 12 whole months) divided by 36. Vested shares shall remain outstanding until the end of the performance period, when the performance score becomes known and is applied, after which any resulting performance shares will be paid.

Termination for Reasons Other Than Death, Retirement or as the Result of a Restructuring, Consolidation and/or Downsizing
---------------------------------------------------------------------------

In the event your employment is
terminated for reasons other than death, retirement or as the result of a restructuring, consolidation and/or downsizing; or during the first six whole months of the vesting period (prior to July 1, 2005); all rights to any unearned performance shares under the Plan shall be forfeited.

Payment Upon Death
------------------

In the event of your death prior to the Vesting Date but after the first six whole months of the performance period (after June 30, 2005), a prorated portion of these performance shares will vest and the remainder will be canceled. The prorated portion that will vest and remain outstanding will equal the number of whole months from the grant date through the date of your death divided by the number of whole months in the vesting period (36 months). Vested shares shall remain outstanding until the end of the performance period, when the performance score becomes known and is applied, after which any resulting performance shares will be paid to your designated beneficiary or estate.

Phantom Stock Units
-------------------

Phantom stock units are shares deferred to meet your stock ownership requirement. Phantom stock units become payable in cash or shares upon retirement or other termination of employment in a lump sum or in accordance with the your most recent effective distribution election.

Definitions:
------------

       "Company" means American Electric Power Company, Inc. and its subsidiaries and affiliates. "Retirement" means termination of employment with the Company other than for cause after attaining age 55 and having completed at least five (5) years of service.

Change in Control
-----------------

Notwithstanding any provision of the Plan to the contrary, if a change in control of AEP occurs, (a) all performance shares shall be deemed to have been fully earned at a 100% performance score as of the date of the change in control, (b) all restrictions, terms and conditions applicable to all performance shares (except to the extent deferred under the ICDP) and phantom stock units then outstanding shall be deemed lapsed and satisfied as of the date of the change in control, and (c) all performance shares and phantom stock units held by you will be paid in a lump sum in cash, to you, not later than 15 days after the date of the change in control. For this purpose, the value of the performance shares shall be determined by the higher of (a) the average of the fair market value of the common stock for the last 20 trading days prior to such change in control or (b) if the change in control of AEP occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of common stock pursuant thereto. Any consideration other than cash forming a part or all of the consideration for the common stock to be paid pursuant to the applicable transaction shall be valued at the valuation price thereon determined by the Board of Directors of AEP. AEP shall reimburse you for the legal fees and expenses incurred if you are required to seek to obtain or enforce any right to distribution.

In the event that it is determined that you are properly entitled to a cash distribution under this Change in Control provision, you shall also be entitled to interest thereon at the prime rate of interest as published in The Wall Street Journal plus two percent from the date such distribution should have been made to and including the date it is made.


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President                                     (Proper Name)
                                              Date of Grant:  January 1, 2004